Exhibit 10.1

LOAN AGREEMENT

(English Translation)

                                         Contract No.411200900051802

Borrower (full name):  Henan Gengsheng Refractories Co., Ltd

Lender (full name):    Agricultural Bank of China, Gongyi City Branch

Pursuant to the laws and regulations of the People's Republic of China ("PRC"), and on the basis of agreement reached through comprehensive negotiations, Borrower and Lender enter into and consent to be bound by this Loan Agreement.

Article 1. The Loan

1. Type of loan:  Short-term Working Capital loan

2. Purpose of Loan: buy raw and processed materials

3. Loan Amount (full-form characters): RMB Twenty Millions

4. Loan and Repayment Terms: one year

(1)

The following table sets forth the loan and repayment terms.

Loan				Repayment
Year	Month	Date	Amount	Year	Month	Date	Amount
2008	March	23	RMB20,000,000	2008	3	22	RMB20,000,000
			(US$2,886,003)				(US$2,886,003)

(If there is not enough space in the following table, an additional sheet may be attached to the Loan Agreement and shall constitute an integral part of the Agreement.)

    (2)  If the Loan Amount, Borrowing Date, and Repayment Date herein are inconsistent with the Loan Amount, Borrowing Date, and Repayment Date specified in the borrowing voucher (the "Borrowing Voucher"); the Borrowing Voucher shall prevail. The Borrowing Voucher shall form part of this Loan Agreement and have the same legal force and effect.

    (3)  If the loan is foreign currency one under this contract, the Borrower should repay the principle and interest in the original kind of currency in time.

5. Loan Interest Rate

The RMB loan interest rate is decided as method mentioned in the following (1).

(1)

Floating Interest Rate

The Loan interest rate upward (upward/down) floats 10% on the interest rate basis. The executed annual interest rate is 5.841%. The interest rate basis for the loan under 5-year (including 5-year) is as the basis interest rate for the same period RMB loan published by the People’s Bank of China. The interest rate basis for the loan above 5-year is as the basis interest rate for the RMB loan published by the People’s Bank of China plus / (in Words) %.

The interest is adjusted in six-month cycle. If the basis interest rate for RMB loan of the People’s Bank of China adjusts, the Borrower determines new interest rate according to the basis interest rate of corresponding time period after adjustment and the calculation method mentioned above without informing the Lender from the corresponding date of the loan of the first month in the next cycle after the adjustment of basis interest rate. If the adjustment date of the basis interest rate is the same as the provision day of the loan or the corresponding date of the loan of the first month in the same cycle, the new executed interest rate for the loan is determined from the adjustment date of the basis interest rate. If there is no corresponding loan date, the last day of that month is regarded as the corresponding date of the loan.

(2)

Fixed Interest Rate

The Loan interest rate / (upward/down) floats _ on the interest rate basis. The executed annual interest rate is__. The interest rate basis for the loan under 5-year (including 5-year) is as the basis interest rate for the same period RMB loan published by the People’s Bank of China. The interest rate basis for the loan above 5-year is as the basis interest rate for the RMB loan published by the People’s Bank of China plus / (in Words) %.

The interest rate for foreign currency loan is determined as method described in / :

(1)/  (in Words) months  /  (LIBOR/HIBOR) + interest rate of loan which is consist from interest rate spread of

(2) / % and floated by /  (in Words) months. LIBOR/HIBOR is the London/Hong Kong Interbank Offered Rate for the corresponding time period as published by Reuters two working days before the interest rate calculation day.

(3) The executed annual interest rate is /  till the expiration day of the loan.

(4) Other method                 /                         .

6. Interest Payment

Interest on the Loan Amount shall accrue on the 20th day of each month ( Month/ Last month of the Quarter)  and shall be paid monthly (Monthly/Quarterly) (the "Accrual Date"). The Borrower should pay the interest on every Accrual Date. If there is no accrual date for the last repayment date of the principle, the unpaid interest should be settled with the principle ( the daily interest rate = monthly interest rate / 30).

Article 2 Conditions precedent to performance by lender under this loan agreement:

1. Borrower shall open a general deposit account with Lender.

2. The Borrower shall provide any relevant documents and materials that Lender may request and has completed all the relevant procedures.

3. If the loan in this contract is foreign currency one, the Borrower has completed all the related approval, registration and other legal procedures as required by regulations.

4. If the Loan Amount is secured by collateral or hypothecation, Borrower shall have registered and/or applied for and obtained insurance or performed other such legal formality as requested by Lender and shall maintain the effectiveness of said security and insurance. If the loan in this contract is under guarantee, the guarantee contract is signed and goes into effect.

Article 3 Rights & Obligations of Lender

1. Lender shall have the right to know the Borrower's production operations, financial affairs, commodity stock and the use of loan funds and to request that Borrower provide, in a timely manner, to Lender all documents, materials and information such as the financial statement of Borrower.

2. The Lender can stop providing the loan or taking back the loan in advance if the adverse behaviors or situations which are including but not limited to the ones listed in 7、8 and 9 of Article 4 in this contract happen.

3. When Lender collects, upon or prior to the due dates, the Principal, interest, penalty interest, compound interest and other fees as stipulated per this agreement from Borrower, Lender shall have the right to directly transfer funds from Borrower's any account with Lender.

4. If the money repaid by the Borrower is not enough to pay off all the due amount in this contract, the Lender could choose to use this amount of money to repay the Principle, interest, penalty interest, compound interest and other fees.

5. If the Borrower does not implement the obligation of the repayment, the Lender can publicly disclose the default behavior of the Borrower.

6. Subject to Borrower complying with the terms and conditions of this Loan Agreement, Lender shall release to Borrower, pursuant to the schedule, the Loan Amount.

Article 4 Rights & Obligations of Borrower

1. Borrower has the right to acquire and use the funds borrowed under this Loan Agreement in accordance with the Loan Agreement.

2. Borrower handles the related intercourse settlement and deposit of the loan through the account promised in Article 2.

3. If the loan in this contract is the foreign currency one, Borrower should complete all the approval, registration and other legal procedures related to this loan as decided in the regulations.

4. Borrower shall repay the Principal and pay accrued interest according to schedule. If Borrower is in need of an extension, then Borrower must submit a written application to Lender fifteen days prior to such due dates for extension thereof. Upon Lender's consent, Lender and Borrower shall enter an extension agreement.

5. Borrower shall use the funds borrowed under this Loan Agreement only for the purposes specified herein and for no other purpose. The Borrower won’t occupy the loan or divert the use of it.

6. Borrower shall, on a monthly basis, provide true、complete and effective financial statements and other related materials and information to Lender and shall actively cooperate with Lender in Lender's examination of Borrower's production operations, financial affairs and use of funds borrowed under this Loan Agreement.

7. Unless Borrower provides notice in writing to Lender in advance and obtains Lender's consent, and unless Borrower also performs its pay off obligations or its prepayment obligations, Borrower shall not, before paying off the Principal and interest, engage in sub-contracting, leasing, equity restructuring, pooling, consolidating, merging, splitting, joint investment, capital transferring, filing for restructuring, filing for dissolution, filing for bankruptcy, and any other actions which may affect the debtor-creditor relationship under this Loan Agreement or affect the realization of Lender's rights.

8. Borrower shall notify Lender in writing of such events (in addition to the above-described events) as the disruption of production, going out of business, invalidation of the registration, revocation of the business license, legal representative(s) or officer(s) of the company engaging in illegal activities or being involved in significant litigation, serious production or operation problems, and deteriorating financial position, which may materially affect its ability to perform its obligations under this Loan Agreement. At the same time, Borrower shall take methods to save the loan from damage as approved by the Lender.

9. During the term of this Loan Agreement, Borrower shall give an advance notice and obtain Lender's consent when Borrower makes assurances to, or provides its main assets as collateral or hypothecation for, a third party and when by so doing Borrower may affect its repayment ability.

10. Borrower and its investors shall not take out the capital, transfer the assets or transfer the equity of Borrower in an attempt to avoid debt obligations to Lender.

11. If, during the Loan Term, Borrower changes its name, legal representative, legal address, business scope, etc., Borrower shall give an advance written notice to Lender.

12. Borrower shall provide other guaranties to Lender under the following circumstances: the guarantor under this Loan Agreement loses partial or total ability to provide guarantees relating to this loan because of production disruption, going out of business, cancellation of the registration, revocation of the business license, going into bankruptcy, or business losses; or the value of the collateral or hypothecated assets or rights under this Loan Agreement has decreased.

13. Borrower shall bear the expenses of attorney services, insurance, transportation, evaluation, registration, safekeeping, appraisal, and notarization, relevant to this Loan Agreement or relevant to the guaranty under this Loan Agreement.

Article 5 Prepayment

Borrower makes prepayment after getting the approval from the Lender. If the Lender agrees the prepayment by the Borrower, the interest rate for the part of the prepayment in the loan should be calculated as following method 2 .

1. Calculates and collects the interest rate according to loan term and executed interest rate promised in this contract.

2. Calculates and collects the interest rate as upward floating  0   % on the basis of the promised interest rate in this contract according to the actual loan term.

Article 6 Events of Default

1. Provided Borrower complies with the terms and conditions of the Loan Agreement, Lender shall pay to Borrower a penalty if Lender fails to make a full payment of the Loan Amount on time, thereby causing Borrower to suffer losses. The penalty shall be calculated on the basis of the default amount and the number of overdue days. The calculation method of the default amount shall be the same as for overdue loan interest.

2. Lender shall have the right to charge interest on any overdue repayment at the rate which upward floats 50% (Full form characters) on the basis of the executed interest rate for loan under this contract from the date when the overdue repayment begins until the principle and interest rate have been settled under the condition that the Borrower does not repay the principal of the funds borrowed according to the specified schedule in this Loan Agreement. During the overdue period, the default interest rate for the RMB loan should be correspondingly upward adjusted from the adjustment date if the benchmark interest rate for the same-period RMB loan of the People’s Bank of China adjusts upward.

3. If Borrower does not use the funds according to the purpose specified in this Loan Agreement, Lender shall have the right to collect penalty interest on the abused amount of the loan at the rate which is upward floated 100% (Full form characters) on the basis of the executed interest rate as promised in this contract from the abused date until the principle and interest rate have been settled. During this period, the default interest rate shall be correspondingly adjusted upward from the adjustment date if the benchmark interest rate for the same-period RMB loan of the People’s Bank of China adjusts upward.

4. Compound interest is to be calculated and collected on any due unpaid interest according to the rules set by the People's Bank of China. Due unpaid interest includes the one during the loan period (including the abused default interest) and the one after the producing of the overdue repayment (including the overdue default interest and abused default interest). The due unpaid interest during the loan period is calculated in compound interest on the basis of the executed interest rate for the promised loan in the loan period. After the expiration day of the loan, it is calculated in compound interest on the basis of the interest rate for the overdue repayment. The due unpaid interest rate for the overdue loan is calculated in compound interest on the basis of interest rate for the overdue loan.

5. If the Borrower violates the obligations under this contract, Lender shall have the right to ask the Borrower to correct the problems within a time period and stop providing the loan, demand the repayment of the principle and interest of the funds borrowed under this Loan Contract and announce that all the loans under other contracts signed by the Borrower and Lender are due immediately or take other measures to preserve the assets.

6. If any guarantor for the borrowed funds under this Loan Agreement violates its duties under the Guaranty Agreement, Lender shall have the right to stop providing funds under this Loan Agreement and demand repayment of the principal and interest of the funds borrowed under this Loan Agreement and to take other measures to preserve the assets.

7. If Borrower defaults under this Loan Agreement, Borrower agrees to pay all legal, travel and other expenses that Lender incurs in the course of pursuing litigation or arbitration to enforce its financial claims.

Article 7 Guarantee

The loan specified hereunder shall be guaranteed through a Guarantee Contract. A separate Guaranty Contract shall be made and signed. If the maximum amount guarantee method is used, the Guarantee Contract No is    /    .

Article 8 Dispute Settlement

Disputes arising out the performance of this Loan Agreement shall be settled through negotiation between the two parties or following method 1   .

1.Litigation. Any litigation between the parties hereto arising out of the performance of this Loan Agreement shall be within the jurisdiction of the civil courts where Lender resides.

2.Arbitration. Arbitration is submitted to        /         (Name of the arbitration organization) and executed by the arbitration rules.

During the period of litigation and arbitration, other clauses which are not involved in should be executed as usual.

Article 9 Other Items

None.

Article 10 Execution

This Loan Agreement shall become effective upon signature by the Borrower and Lender or the affixing of the official seals of both parties.

Article 11 Copies of This Agreement

There are 4 copies of this Loan Agreement, one copy for each of the two parties to the contract and one Copy to each Guarantor. All copies shall be of the same force and effect.

Article 12 Statement

Lender has asked Borrower to fully and correctly understand the terms and conditions of this Loan Agreement and has answered all of Borrower's questions regarding the terms and conditions of this Loan Agreement. The signatories to this agreement have the same understanding of this Loan Agreement.

Borrower (seal): Henan Gengsheng Refractories Co., Ltd Legal representative: /s/Shunqing ZHANG	Lender (seal): Agricultural Bank of China, Gongyi City Branch Legal representative: Cui Yi Qing

Execution date: March 23, 2008

Execution Location: Agricultural Bank of China, Gongyi City Branch